UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2000

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters

On December 29, 2000, SangStat Medical Corporation (the "Company") entered into a Securities Purchase Agreement and a Registration Rights Agreement with certain investors for the private placement of approximately 1,315,800 shares of common stock at a price of $9.50 per share for aggregate proceeds of approximately $12.5 million. The funds were received in two tranches, one of which closed December 29, 2000 and the second of which closed January 5, 2001. The Company has agreed to file a registration statement covering resales of these shares. One investor, SDS Capital Partners, LLC, assigned its rights under the agreements prior to the second closing to S.A.C. Capital Associates, LLC and SDS Merchant Fund, LP.

The foregoing matters are further described in the press release issued by the Company on January 8, 2001, a copy of which is filed herewith as Exhibit 99.1 and more fully described in the Securities Purchase Agreement and Registration Rights Agreement, copies of which are filed herewith as Exhibits 10.35 and 10.36.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired. - Not applicable

(b) Pro forma financial information. - Not applicable

(c) Exhibits.

Exhibit No.	Description
10.35	Securities Purchase Agreement dated December 29, 2000 between the Company and Narragansett I. LP, Narragansett Offshore, Ltd., Royal Bank of Canada, and SDS Capital Partners, LLC
10.36	Registration Rights Agreement dated December 29, 2000 between the Company and Narragansett I. LP, Narragansett Offshore, Ltd., Royal Bank of Canada, and SDS Capital Partners, LLC
99.1	Press Release dated January 8, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGSTAT MEDICAL CORPORATION

Date: January 8, 2001

By:	/s/ Stephen G. Dance

Stephen G. Dance
Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
10.35	Securities Purchase Agreement dated December 29, 2000 between the Company and Narragansett I. LP, Narragansett Offshore, Ltd., Royal Bank of Canada, and SDS Capital Partners, LLC
10.36	Registration Rights Agreement dated December 29, 2000 between the Company and Narragansett I. LP, Narragansett Offshore, Ltd., Royal Bank of Canada, and SDS Capital Partners, LLC
99.1	Press Release dated January 8, 2001